UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2015

Diplomat Pharmacy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-36677 (Commission File Number)	38-2063100 (IRS Employer Identification No.)

4100 S. Saginaw St.

Flint, Michigan 48507

(Address of Principal Executive Offices)  (Zip Code)

(888) 720-4450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2015, Jeffrey M. Rowe provided notice to Diplomat Pharmacy, Inc., a Michigan corporation (the “Company”), of his retirement (the “Retirement”) from the Company as its Executive Vice President—Operations and a director on the Company’s Board of Directors (the “Board”).  Mr. Rowe’s resignation is effective as of October 2, 2015.

Item 7.01                                           Regulation FD Disclosure

In connection with the Retirement, the Company confirmed that Mr. Rowe’s executive responsibilities would be absorbed among existing employees.  In addition, the Board intends to appoint an independent director to fill the resulting vacancy by October 2015 to ensure compliance with the phase-in rules of the Securities and Exchange Commission and New York Stock Exchange requiring a third independent Audit Committee member by such date.  The independent director to be appointed also will further compliance with the phase-in rule of the New York Stock Exchange requiring that the Board have a majority of independent directors within one year of the date the Company no longer qualified as a “controlled company” (i.e. March 25, 2016).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diplomat Pharmacy, Inc.

By:	/s/ Sean M. Whelan
Sean M. Whelan
Chief Financial Officer

Date: August 6, 2015